UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 4, 2010

NEULION, INC.

(Exact Name of Registrant as Specified in Charter)

Canada	000-53620	98-0469479
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

1600 Old Country Road, Plainview, NY       11803

(Address of Principal Executive Offices)                         (Zip Code)

(516) 622-8300

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01        Entry into a Material Definitive Agreement.

On January 4, 2010, NeuLion, Inc. (the “Company”) entered into a Contract for Products and Services (the “Agreement”) with its wholly-owned subsidiary, NeuLion USA, Inc., a Delaware corporation (“NeuLion USA”), and DISH Network L.L.C., a Colorado limited liability company (“DISH”).

Under the Agreement, NeuLion USA, among other things, will provide to DISH (i) products and services in connection with DISH’s offering of a subscription-based, DISH-branded Internet protocol television (IPTV) service and (ii) set top boxes for DISH to sell, lease or transfer to third parties, all in accordance with the terms and conditions contained in the Agreement.  The Company is a party to the Agreement only insofar as its agreement to guarantee, and to be jointly and severally liable for, the performance of NeuLion USA’s obligations under the Agreement.

The Agreement contains detailed terms governing implementation and licensing fees, monthly operational fees and set top box purchase fees.

The initial term of the Agreement commenced as of January 4, 2010 and, unless earlier terminated in accordance with the terms of the Agreement, will expire on May 15, 2013.  DISH has the option to renew the Agreement for an additional three years upon written notice prior to the end of the initial term.

In connection with the execution of the Agreement, as of January 4, 2010 the Company has issued to DISH, in a private placement, its Series D warrants to acquire up to 2,000,000 common shares of the Company at exercise prices of US$1.50 and US$2.00 per common share (the “Warrants”).  The Warrants vest upon the achievement of certain milestones and expire on the earlier of the date that the Agreement expires and dates ranging from January 4, 2013, 2014 or 2015.

Copies of the press releases issued in connection with the announcement of the execution of the Agreement and the issuance of the Warrants are furnished as Exhibit 99.1 and 99.2 hereto and are incorporated herein by reference.

Safe Harbor Statement; Forward-Looking Language

This report and the exhibits furnished herewith may contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  These statements, in addressing future events and conditions, involve inherent risks and uncertainties, such as the achievement of the anticipated sales under the Agreement.  Forward-looking statements can by identified by the use of the words “will,” “expect,” “seek,” “anticipate,” “believe,” “plan,” “estimate,” “expect,” and “intend” and statements that an event or result “may,” “will,” “can,” “should,” “could,” or “might” occur or be achieved and other similar expressions.  Forward-looking statements involve significant risk, uncertainties and assumptions.  Many factors could cause actual results, performance or achievements to differ materially from the results discussed or implied in the forward-looking statements.  These factors should be considered carefully and readers should not place undue reliance on the forward-looking statements.  Although the forward-looking statements contained in this report and the exhibits furnished herewith are based upon what management believes to be reasonable assumptions, the Company cannot assure readers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date hereof and the Company assumes no obligation to update or revise them to reflect new events or circumstances, except as required by law.  Many factors could cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements that may be expressed or implied by such forward-looking statements.  A more detailed assessment of some of the risks that could cause actual results to materially differ from current expectations is contained in the “Risk Factors” section of the Company’s 2008 annual MD&A and AIF filed on www.sedar.com and Registration Statement on Form 10, as amended, available on www.sec.gov.

The information provided in this report is not an offer to sell or the solicitation of an offer to buy Company securities.

Item 3.02.       Unregistered Sales of Equity Securities

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated by reference into this Item 3.02.

The issuance of the Warrants to DISH is exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(2) of the Securities Act, which exempts transactions by an issuer not involving any public offering.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

The following exhibits are filed herewith:

Exhibit Number	Description

99.1	Press release, dated January 7, 2010, regarding execution of the Agreement

99.2	Press release, dated January 7, 2010, regarding issuance of the Warrants

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

NEULION, INC.

Date: January 8, 2010	By:	/s/ Roy E. Reichbach
		Name:	Roy E. Reichbach
		Title:	General Counsel and Corporate Secretary